EXHIBIT 10.3

HOLOGIC, INC.

SECOND AMENDED AND RESTATED

1999 EQUITY INCENTIVE PLAN

Section 1. Purpose

The purpose of the Hologic, Inc. Second Amended and Restated 1999 Equity Incentive Plan (the “Plan”) is to attract and retain employees and directors, to provide an incentive for them to assist Hologic, Inc. (the “Corporation”) to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Corporation.

Section 2. Definitions

(a)	“Affiliate” means any business entity in which the Corporation owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

(b)	“Annual Meeting” means the annual meeting of shareholders or special meeting in lieu of annual meeting of shareholders at which one or more directors are elected.

(c)	“Award” means any Option, Stock Appreciation Right, Performance Share, Restricted Stock, Restricted Stock Unit or Stock Award awarded under the Plan.

(d)	“Award Share” means a share of Common Stock awarded to an employee or director, without payment therefore.

(e)	“Board” means the Board of Directors of the Corporation.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)	“Committee” means the Compensation Committee of the Board, or such other committee of not less than two members of the Board appointed by the Board to administer the Plan, provided that the members of such Committee must be Non-Employee Directors as defined in Rule 16b-3(b) promulgated under the Securities Exchange Act of 1934, as amended.

(h)	“Common Stock” or “Stock” means the Common Stock, par value $.01 per share, of the Corporation.

(i)	“Corporation” means Hologic, Inc.

(j)	“Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

(k)	“Eligible Director” means each director of the Corporation who is not then an employee of the Corporation or affiliated with any holder of more than 5% of the outstanding voting stock of the Corporation.

(l)	“Fair Market Value” means, with respect to Common Stock, the last sale price of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or on a national securities exchange on which the Common Stock may be traded on the date of the granting of the Award, or if such date is not a business day, the first business day preceding such grant. If the Common Stock is not publicly traded, the fair market value shall mean the fair market value of the Common Stock as determined by the Board of Directors.

(m)	“Incentive Stock Option” means an option to purchase shares of Common Stock, awarded to a Participant under Section 6, which is intended to meet the requirements of Section 422 of the Code or any successor provision.

(n)	“Nonqualified Stock Option” means an option to purchase shares of Common Stock, awarded to a Participant under Section 6 or Section 12, which is not intended to be an Incentive Stock Option.

(o)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(p)	“Participant” means a person selected by the Board to receive an Award under the Plan.

(q)	“Performance Cycle” or “Cycle” means the period of time selected by the Board during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

(r)	“Performance Shares” mean shares of Common Stock which may be earned by the achievement of performance goals, awarded to a Participant under Section 8.

(s)	“Restricted Period” means the period of time selected by the Board during which an award of Restricted Stock may be forfeited to the Corporation.

(t)	“Restricted Stock” means shares of Common Stock subject to forfeiture, awarded to a Participant under Section 9.

(u)	“Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 10.

(v)	“Stock Appreciation Right” or “SAR” means a right to receive any excess in value of shares of Common Stock over the reference price, awarded to a Participant under Section 7.

(w)	“Stock Award” means an award of Common Stock, including an Award Share, or an award of Common Stock and other rights granted as units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 11.

Section 3. Administration

The Plan shall be administered by the Board, or if the Board so determines, by the Committee. The Committee shall serve at the pleasure of the Board, which may from time to time, and in its sole discretion, discharge any member, appoint additional new members in substitution for those previously appointed and/or fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. The Board, including the Committee, shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Board’s decisions shall be final and binding. To the extent permitted by applicable law, the Board may delegate to the Committee the power to make Awards to Participants and all determinations under the Plan with respect thereto. Administration of the automatic option grant provisions of the Plan shall be self-executing in accordance with the provisions of Section12 hereof, and neither the Board nor the Committee shall exercise any discretionary functions with respect to the Option grants made pursuant to those provisions of the Plan, except in the event that the Board approves the grant of Awards in addition to, or in substitution for, those provided for in Section 12.

Section 4. Eligibility

All employees and, in the case of Awards other than Incentive Stock Options, directors of the Corporation or any Affiliate capable of contributing significantly to the successful performance of the Corporation, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

Section 5. Stock Available for Awards

(a)

Subject to adjustment under subsection (b), the maximum aggregate number of shares of Common Stock available for issuance under the Plan is 600,000 shares, plus an annual increase to be made on the first day of each fiscal year equal to the lesser of (a) 2 1/2% of the Issued Shares (as defined below) on the last day of the immediately preceding fiscal year, (b) 1,000,000 shares, or (c) an amount determined by the Board. “Issued Shares” shall mean the number of shares of Common Stock of the Company outstanding on the last day of the immediately preceding fiscal year, plus any shares reacquired by the Company during the fiscal year that ends on such date. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, including without limitation the surrender of shares in payment for the Award or any tax obligation thereon, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Common Stock issued through the assumption or substitution of outstanding grants from an acquired corporation shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Subject to adjustment under subsection (b), the maximum aggregate number of shares of the Company’s Common Stock for which grants may be made to any employee during any fiscal year shall be 1,000,000 shares.

(b)	In the event that the Board determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, (iii) the number and kind of shares for which automatic option grants are to be made pursuant to Section 7 hereof, and (iv) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Board may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

Section 6. Stock Options

(a)	Subject to the provisions of the Plan, the Board may award Incentive Stock Options and Nonqualified Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder.

(b)	The Board shall establish the option price at the time each Option is awarded, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

(c)	Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award or thereafter. The Board may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(d)	No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Corporation. Such payment may be made in whole or in part in cash or, to the extent permitted by the Board at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionholder, including Restricted Stock, provided, however, that the optionholder, must have owned at least such number of shares for at least six months, valued at their Fair Market Value on the date of delivery, by the reduction of the shares of Common Stock that the optionholder would be entitled to receive upon exercise of the Option provided, however, that the optionholder must have owned at least the number of shares by which the Common Stock is being reduced for at least six months, such shares to be valued at their Fair Market Value on the date of exercise, less their option price (a so-called “cashless exercise”), or such other lawful consideration as the Board may determine. In addition, to the extent permitted by the Board, an optionholder may engage in a successive exchange (or series of exchanges) in which the shares of Common Stock that such optionholder is entitled to receive upon the exercise of an Option may be simultaneously utilized as payment for the exercise of an additional Option or Options, provided, however, that the optionholder must have owned at least the number of shares to be used as payment for at least six months.

(e)	The Board may provide for the automatic award of an Option upon the delivery of shares to the Corporation in payment of an Option for up to the number of shares so delivered.

(f)	In the case of Incentive Stock Options the following additional conditions shall apply to the extent required under Section 422 of the Code for the options to qualify as Incentive Stock Options:

(i)	Such options shall be granted only to employees of the Corporation, and shall not be granted to any person who owns stock that possesses more than ten percent of the total combined voting power of all classes of stock of the Corporation or of its parent or subsidiary corporation (as those terms are defined in Section 422(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder), unless, at the time of such grant, the exercise price of such option is at least 110% of the fair market value of the stock that is subject to such option and the option shall not be exercisable more than five years after the date of grant;

(ii)	The option price with respect to Incentive Stock Options shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

(iii)	Such options shall, by their terms, be transferable by the optionholder only by the laws of descent and distribution, and shall be exercisable only by such optionholder during his lifetime.

(iv)	Such options shall not be granted more than ten years from the effective date of the Plan and shall not be exercisable more than ten years from the date of grant.

(v)	To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options (determined without regard to this section) are exercisable for the first time by any employee Participant during any calendar year exceeds $100,000 (or such other amount as may be proscribed by the Code), such Incentive Stock Options shall be treated as options which are not Incentive Stock Options.

Section 7. Stock Appreciation Rights

Subject to the provisions of the Plan, the Board may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised.

Section 8. Performance Shares

(a)	Subject to the provisions of the Plan, the Board may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. Unless otherwise determined by the Board, the payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Board, on the date the Board determines that the Performance Shares have been earned.

(b)	The Board shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Board may from time to time select. During any Cycle, the Board may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Board may determine.

(c)	As soon as practicable after the end of a Performance Cycle, the Board shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable thereafter. The Board shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

Section 9. Restricted Stock

(a)	Subject to the provisions of the Plan, the Board may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Corporation and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

(b)	Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Corporation. At the expiration of the Restricted Period, if the Corporation holds such certificates, the Corporation shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary.

Section 10. Restricted Stock Units

Subject to the other terms and provisions of the Plan, the Board may grant Restricted Stock Units to eligible individuals and may impose conditions on such units as it may deem appropriate. Each Restricted Stock Unit shall be evidenced by an award agreement in the form that is approved by the Board and that is not inconsistent with the terms and conditions of the Plan. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one share of Common Stock. Distributions may be made in cash and/or shares of Common Stock. All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the applicable award agreement.

Section 11. Stock Awards

(a)	Subject to the provisions of the Plan, the Board may award Stock Awards subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules, if any, as the Board shall determine.

(b)	Shares of Common Stock awarded in connection with a Stock Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law. Such shares of Common Stock may be designated as Award Shares by the Board.

Section 12. Option Granted to Non-Employee

(a)	Each Eligible Director shall automatically be granted a Nonqualified Option to acquire 50,000 shares of Common Stock effective as of the date he or she is first elected to the Board or, with respect to Eligible Directors serving on the Board as of the Effective Date of the Plan, as of the date of the 1999 Annual Meeting of the Corporation, in each case, the option price for which shall be the Fair Market Value of the Common Stock on such date and the expiration of which shall be the tenth anniversary thereof. Each Nonqualified Option issued pursuant to this Section 7(a) shall become exercisable in 20% installments beginning on January 1 of the first year after the grant date, and on January 1 of each year thereafter, until such option is fully exercisable on January 1 of the fifth year following the grant date.

(b)	Each Eligible Director who has served as a Director for six months shall automatically be granted a Nonqualified Option to acquire 8,000 shares of Common Stock on January 1 of each year thereafter, beginning with January 1, 2005, the option price for which shall be the Fair Market Value of the Common Stock on such date and the expiration of which shall be the tenth anniversary thereof.

(c)	In addition, the Board may provide for such other terms and conditions of the Options granted pursuant to this Section 12 as it may determine in its sole discretion and as shall be set forth in the applicable Option agreements, including, without limitation, acceleration of exercise upon a change of control, termination of the Options, and the effect on such Options of the death, retirement or other termination of service as a director of the option holder. Notwithstanding the foregoing anything to the contrary in this Plan, nothing herein shall preclude the Board from granting Awards to such non-employee directors in addition to, or in substitution for, those provided for in this Section 12.

Section 13. General Provisions Applicable to Awards

(a)	Documentation. Each Award under the Plan shall be evidenced by a written document delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

(b)	Securities Laws. The Participant shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer the Stock in compliance with the provisions of applicable federal or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of any Stock until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing as the Corporation may consider appropriate. The Corporation may require that prior to the issuance or transfer of Stock, the Participant enter into a written agreement to comply with any restrictions on subsequent disposition that the Corporation deems necessary or advisable under any applicable federal and state securities laws. Certificates of Stock issued hereunder may be legended to reflect such restrictions.

(c)	Board Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Board at the time of award or at any time thereafter. Without limiting the foregoing, an Award may be made by the Board, in its discretion, to any 401(k), savings, pension, profit sharing or other similar plan of the Corporation in lieu of or in addition to any cash or other property contributed or to be contributed to such plan.

(d)

Settlement. The Board shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Corporation, Awards, other property or such other methods as the Board may deem appropriate. The Board may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock. If shares of Common Stock are to be used in payment pursuant to an Award and such shares were acquired upon the exercise of a stock option (whether or not granted under this Plan), such shares must have been held by the Participant for at least six months.

(e)	Dividends and Cash Awards. In the discretion of the Board, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

(f)	Termination of Employment. The Board shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder. The Board shall have complete discretion, exercisable either at the time the Award is made or at any time while the Award remains outstanding, to accelerate the vesting of any Award or any part of any Award remaining unvested upon the termination of employment of a Participant or to extend the period of time for which an Option is to remain exercisable following the termination of employment of a Participant, provided, however, that in no event shall such Option be exercisable after the specified expiration date of such Option.

(g)

Change in Control. In order to preserve a Participant’s rights under an Award in the event of a Change in Control of the Corporation, the Board in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Board to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Board may consider equitable and in the best interests of the Corporation, provided that, in the case of an action taken with respect to an outstanding Award, the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant. Unless otherwise provided in any Award, for purposes hereof a “Change in Control” of the Corporation shall mean: (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”); provided, however, that any acquisition by the Corporation or its subsidiaries, or any employee benefit plan (or related trust) of the Corporation or its subsidiaries of 20% or more of Outstanding Corporation Common Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Corporation Common Stock, shall not constitute a Change in Control; or (ii) any transaction which results in the Continuing Directors (as defined in the Certificate of Incorporation of the Corporation) constituting less than a majority of the Board; or (iii) consummation by the Corporation of (i) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such a reorganization, merger or consolidation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, excluding a sale or other disposition of assets to a subsidiary of the Corporation.

(h)	Withholding. The Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to an Award or any dividends or other distributions payable with respect thereto. In the Board’s discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery, provided, however, that the optionholder must have owned at least such number of shares for at least six months. The Corporation and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(i)	Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonqualified Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(j)	Awards Not Transferable. Except as otherwise provided by the Board, Awards under the Plan are not transferable other than as designated by the participant by will or by the laws of descent and distribution.

Section 13. Miscellaneous

(a)	No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)	No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

(c)	Effective Date. Subject to the approval of the shareholders of the Corporation, the Plan shall be effective on March 3, 1999 (the “Effective Date”). Prior to such approval, Awards may be made under the Plan expressly subject to such approval. Awards under the Plan may be made for a period of ten years commencing on the Effective Date. The period during which an Award may be exercise may extend beyond that time as provided herein.

(d)	Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable requirement of the laws of the jurisdiction of incorporation of the Corporation, any applicable tax requirement, any applicable rules or regulation of the Securities and Exchange Commission, including Rule 16(b)-3 (or any successor rule thereunder), or the rules and regulations of The Nasdaq Stock Market or any other exchange or stock market over which the Corporation’s securities are listed.

(e)	Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the jurisdiction of incorporation of the Corporation.

(f)	Indemnity. Neither the Board nor the Committee, nor any members of either, nor any employees of the Corporation or any parent, subsidiary, or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Corporation hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees of the Corporation and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.